Fidelity Investments
VOTE
Important Shareholder Notice

TO SHAREHOLDERS OF RETIREMENT MONEY MARKET PORTFOLIO AND RETIREMENT GOVERNMENT MONEY MARKET PORTFOLIO:
We would like to inform you that the proxy statement has been amended. The following disclosure has been added to page 1 of the Proxy Statement: 440 Financial Group may be paid hourly rates to solicit shareholders on behalf of Retirement Money Market Portfolio and Retirement Government Money Market Portfolio at an anticipated cost of approximately $50,000. These costs will be paid by FMR.
If you have not received a kit, or have any questions or would like to re-vote, please call your toll-free Fidelity retirement plan number.
Thank You.
Fidelity Investments, 82 Devonshire Street, Boston, MA 02109
MMT-PXBRC-1094